Exhibit 99.2

RISK FACTORS

Investing in TechTarget, Inc. (“we,” “us,” or “our”) securities involves a high degree of risk. You should carefully consider the risk factors (i) set forth below and (ii) under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 of TechTarget Holdings Inc. and (iii) as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before deciding whether to purchase our securities. The risks and uncertainties we describe below and in the documents mentioned above are not the only ones we face. Additional risks and uncertainties not presently known to us could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to Our Business

The integration of our legacy TechTarget business and the legacy business of Informa PLC’s (“Informa”) Informa Tech division (“Informa Tech Digital Businesses”) presents challenges that may prevent us from realizing all the anticipated benefits of the transactions.

Our management team will need to devote significant attention and resources to integrating the business practices and operations of our legacy TechTarget business and the legacy Informa Tech Digital Businesses, which operated as independent businesses prior to the business combination transactions. Potential difficulties we may encounter in the integration process include the following:

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the difficulty in successfully integrating, or the inability to successfully integrate, our legacy TechTarget business and the legacy Informa Tech Digital Businesses, including their respective operations, technologies, products and services, in a manner that permits us to achieve the cost savings and revenue synergies anticipated to result from the combination, which could result in the anticipated benefits of the combination not being realized partly or wholly in the time frame currently anticipated or at all;

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lost sales and customers as a result of certain customers of any of the businesses deciding not to do business with us, or deciding to decrease their amount of business in order to reduce their reliance on a single company;

•	the necessity of coordinating geographically separated organizations, systems and facilities;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the combination;

•	integrating personnel with diverse business backgrounds and business cultures, while maintaining focus on providing consistent, high-quality products and services;

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consolidating and rationalizing IT platforms and administrative infrastructures as well as accounting systems and related financial reporting activities and difficulty implementing effective internal controls over financial reporting and disclosure controls and procedures in particular; and

•	preserving important relationships of our legacy TechTarget business and the legacy Informa Tech Digital Businesses and resolving potential conflicts that may arise.

Furthermore, it is possible that the integration process could result in the loss of key employees or skilled workers of either or both of our legacy TechTarget business and the legacy Informa Tech Digital Businesses. The loss of key employees and skilled workers could adversely affect our ability to successfully conduct our business because of their experience and knowledge of our legacy TechTarget business and the legacy Informa Tech Digital Businesses. In addition, we could be adversely affected by the diversion of our management’s attention and any delays or difficulties encountered in connection with the integration of our legacy TechTarget business and the legacy Informa Tech Digital Businesses. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of our segments.

If we experience difficulties with the integration process, the anticipated benefits of the combination may not be realized fully or at all, or may take longer to realize than expected. These integration matters could have an adverse effect on our business, results of operations, financial condition or prospects during this transition period.

Informa could engage in business and other activities that compete with us.

Informa has agreed that until the First Trigger Date (as such term is defined in that certain Stockholders Agreement, dated as of December 2, 2024, by and among us, Informa PLC and Informa US Holdings Limited (the “Stockholders Agreement”)), the Informa Group will not acquire a Competitive Business (as defined in the Stockholders Agreement), subject to certain exceptions. Subject to the terms of the Stockholders Agreement, Informa or any of its subsidiaries may engage in certain activities notwithstanding the fact that they may compete directly or indirectly with our business. To the extent that Informa engages in the same or similar business activities or lines of business as us, or engages in business with any of our partners, customers or vendors, our ability to successfully operate and expand our business may be adversely affected.

Failure to successfully implement and operate under the Data Sharing Agreement between us and Informa could impact the potential benefits of the Transactions.

On December 2, 2024, we entered into a Data Sharing Agreement with Informa. Among other things, the Data Sharing Agreement allows us and Informa to share data across each entity. If we are unsuccessful at implementing and operating under the Data Sharing Agreement, some of the potential benefits from the combination might not be realized.

The corporate opportunity provisions in our Amended and Restated Certificate of Incorporation and the Stockholders Agreement may enable Informa to benefit from corporate opportunities that might otherwise be available to us.

Our Amended and Restated Certificate of Incorporation (“Charter”) and the Stockholders Agreement contain provisions related to the waiver of certain corporate opportunities that may be of interest to both us and Informa. Our Charter provides, among other things, that Informa and the other persons specified therein shall not be liable to us, our affiliates or our stockholders for breach of any fiduciary duty as our stockholder, director, or officer in connection with certain business activities and opportunities. The provisions set forth in the Stockholders Agreement provides in general that (i) a corporate opportunity offered to any individual who is our director, but not our officer or employee and who is also a director, officer or employee of Informa will belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director and otherwise will belong to Informa and (ii) a corporate opportunity offered to any individual who is our officer or employee and also is a director, officer or employee of Informa will belong to us unless such opportunity is expressly offered to such person in his or her capacity as a director, officer or employee of Informa, in which case it will belong to Informa. The absence of a duty on the part of Informa or its affiliates to present corporate opportunities to us may have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are allocated by Informa to itself or its affiliates.

Because we will depend on our ability to generate revenues from the sale and support of purchase intent driven advertising campaigns, material reductions in advertising spending will likely have an adverse effect on our revenues and operating results.

The primary source of our revenues is the sale and support of purchase intent-driven advertising campaigns to our customers. Any material reduction in advertising expenditures will likely have an adverse effect on our revenues and operating results. We believe that advertising spending on the internet, as in traditional media, fluctuates significantly as a result of a variety of factors, many of which are outside of our control. Some of these factors include:

•	variations in expenditures by advertisers due to budgetary constraints;

•	the cancellation or delay of projects by advertisers or by one or more significant customers;

•	the cyclical and discretionary nature of advertising spending;

•	the relocation of advertising expenditures to competitors or other media;

•	general global economic conditions and the availability of capital, as well as economic conditions specific to the internet and online and offline media industry; and

•	the occurrence of extraordinary events, such as natural disasters, disease outbreaks (such as the novel coronavirus), acts of terrorism and international or domestic political and economic unrest.

We generate revenue from sales of subscriptions to our platforms and data, and any decline in demand or changes in preference trends for the types of products and services that we offer would negatively impact our business.

We derive a substantial amount of revenue from the sale of subscriptions to our platforms and data. Demand and preference trends for these platforms and data is affected by various factors, many of which are beyond our control. Some of these potential factors include:

•	awareness and acceptance of the market research, market insight, and lead generation platforms generally, and the growth, contraction and evolution of these platforms;

•	availability of products and services that compete with those we offer;

•	brand recognition;

•	pricing;

•	ease of adoption and use;

•	performance, features, and user experience, and the development and acceptance of new features, integrations, and capabilities;

•	customer support;

•	accessibility across several devices, operating system, and applications;

•	integration with customer relationship management and similar systems; and

•	the potential for the development of new systems and protocols for business-to-business (“B2B”) communication.

If we fail to successfully predict and address declines in demand and changes in preference trends, our business, results of operations and financial condition could be harmed.

General domestic and global economic, business or industry conditions, financial market instability, and geopolitical changes have in the past and are expected to continue to adversely affect our business, as well as our ability to forecast financial results.

The U.S. and international economies have experienced inconsistent, unpredictable growth and a certain degree of instability, magnified at times by factors including changes in the availability of credit, inflation, volatile business and consumer confidence, unemployment, responses to public health crisis, including pandemics like COVID-19 and epidemics and geopolitical unrest, including from the impacts of the ongoing conflicts between Russia and Ukraine and in the Middle East. These and other macro-economic conditions have contributed to unpredictable changes in the global economy and expectations of future global economic growth. Additionally, economic weakness in the United States and international markets have adversely affected our customers and their spending decisions, causing them to reduce or delay their purchases of our offerings, which has adversely affected and are expected to continue to affect our business.

Because all components of our budgeting and forecasting are dependent upon estimates of growth or contraction in the economy generally, and in the IT market specifically, it will be difficult for us to accurately estimate future income and expenditures. We will not be able to predict the duration of current economic conditions or the duration or strength of an economic recovery in the United States or worldwide generally or in the IT industry or in any of its segments. Further adverse changes may occur as a result of global, domestic or regional economic conditions, changing consumer and customer confidence, inflation, unemployment, tariffs, declines in stock markets, or other factors affecting economic and geopolitical conditions generally. These macro-economic conditions may also result in increased expenses due to higher allowances for doubtful accounts and potential goodwill and asset impairment charges and may make it more difficult for us to make accurate forecasts of revenue, gross margin, cash flows and expenses. We recognize that these challenging macro-economic conditions have and are expected to continue to negatively affect sales of our offerings, both in the United States and internationally and could increase our exposure to losses from bad debts, increase the cost and decrease the availability of financing, or increase the risk of loss on investments. The impact in the future of these macro-economic conditions on our business, results of operations, financial condition and/or liquidity is uncertain and will depend on future developments that we may not be able to accurately predict.

The areas in which we compete are rapidly evolving, which makes it difficult to forecast demand for our products and services.

The areas in which we operate are highly competitive and rapidly evolving. If there is a shift in customer demand for content, market data and market business, or if customers for these areas more quickly or more extensively than expected choose to focus their new spending on, or shift their existing spending to, other solutions that do not interoperate with our solutions, or if competitors are able to adapt more quickly to new or emerging technologies or otherwise to develop their capabilities more quickly, our products and services may not compete as effectively, if at all.

We face significant competition from online media companies as well as from social networking sites, mobile applications, traditional print and broadcast media, general purpose and search engines and generative AI. There can be no assurance that additional competitors will not enter markets that we serve and plan to serve. These competitive pressures may reduce our revenue, operating profits, or both.

In addition, we work in a range of specialist areas that could grow, decline, change or be disrupted, which could alter customer behavior, needs and preferences and change the competitive environment for our products and services. As a result, our revenues and margins could be adversely affected.

Because most of our customers are in the enterprise technology industry, our revenues are subject to characteristics of the enterprise technology industry that can affect advertising spending by B2B technology companies.

Because most of our customers are in the enterprise technology industry, the success of our business is closely linked to the health, and subject to market conditions, of the enterprise technology industry. The enterprise technology industry is characterized by, among other things, volatile quarterly results, uneven sales patterns, short product life cycles, rapid technological developments, frequent new product introductions and enhancements and evolving domestic and international laws and regulations, particularly with respect to data privacy and data protection. As a result, our customers’ advertising budgets, which are often viewed as discretionary expenditures, may increase or decrease significantly over a short period of time. Many of our customers will continue to scrutinize their spending on advertising campaigns. Prior market downturns in the enterprise technology industry have resulted in declines in advertising spending, which can cause longer sales cycles, deferral or delay of purchases by B2B technology companies and generally reduced expenditures for advertising and related services. For example, recent macroeconomic headwinds have caused general anxiety, elongated sales cycles, budget cuts and freezes at many of our customers. Our revenues and profitability depend on the overall demand for advertising services from our customers. We believe that demand for our offerings have been in the past, and could be in the future, be disproportionately affected by fluctuations, disruptions, instability or downturns in the enterprise technology industry, which may cause customers and potential customers to exit the industry or delay, cancel, reduce or reallocate any planned expenditures for our purchase intent driven marketing and sales products. Any slowdown in the formation of new B2B technology companies or decline in the growth of existing B2B technology companies, may cause a decline in demand for our offerings.

In addition, the marketing and advertising budgets of our customers may fluctuate as a result of:

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weakness in corporate enterprise technology spending, resulting in a decline in enterprise technology marketing and advertising spending, a trend that we have seen in the past and that may continue in the future;

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increased concentration in the enterprise technology industry as a result of consolidations, leading to a decrease in the number of current and prospective customers, as well as an overall reduction in marketing and advertising spend;

•	reduced spending by combined entities following such consolidations, leading to volume and price compression and loss of revenue; and

•	the timing of marketing and advertising campaigns around new product introductions and initiatives.

Our future growth depends in large part on continued increases in sales of data-driven products and services.

We sell a suite of data-driven products and services, which are based on our Activity Intelligence analytics. We expect that data-driven products, as well as the expansion of the features in our product offerings, will be major components of our future growth. The failure of data-driven products offered by us to meet anticipated sales levels, our inability to continue to expand the features in our product offerings successfully, or the failure of our current product offerings or new products and services offered by us to achieve and then maintain widespread customer acceptance could have a material adverse effect on our business and financial results. In addition, competitors may develop a service or application that is similar to our data-driven product suite, which could also result in reduced sales for those product offerings.

The majority of our revenues are primarily derived from short-term contracts that may not be renewed.

Our customer contracts are expected to be primarily short-term, typically six to twelve months or less, and generally subject to termination by the customer with minimal notice requirements and without substantial penalty. We cannot assure you that our current customers will fulfill their obligations under their existing contracts, continue to participate in existing programs beyond the terms of their existing contracts or enter into any additional contracts for new programs that we may offer. In addition, we may not be successful in our efforts to convert customers from short-term contracts to longer-term contracts, particularly in light of current macroeconomic conditions. If a significant number of our customers or a few large customers decided not to continue purchasing marketing and advertising services from us, we could experience a rapid decline in our revenues over a relatively short period of time. Any factors that limit the amount our customers are willing to and do spend on marketing or advertising with us could have a material adverse effect on our business.

Because we recognize subscription revenue over the subscription term, downturns or upturns in new sales, renewals and upgrades will not be immediately reflected within our results of operations.

We recognize revenue from subscriptions to our platforms on a straight-line basis over the term of the contract subscription period beginning on the date access to the platforms is granted, provided all other revenue recognition criteria have been met. These subscription arrangements generally have contractual terms requiring advance payment for annual or quarterly periods. As a result, much of the subscription revenue reported each quarter will be the recognition of deferred revenue from recurring subscriptions entered into during previous quarters. Consequently, a decline in new or renewed recurring subscription contracts in any one quarter will not be fully reflected in revenue in that quarter but will negatively affect revenue in future quarters. Accordingly, the effect of significant downturns in new or renewed sales of recurring subscriptions will not be reflected in full in our results of operations until future periods. This subscription model also makes it difficult for us to rapidly increase revenue through additional sales in any period, as revenue from new customers will typically be recognized over the applicable subscription term. By contrast, a majority of our costs are expected to be expensed as incurred, which could result in the recognition of more costs than revenue in the earlier portion of the subscription term, and as a result we may report greater than expected losses in any given period.

If we are unable to deliver content and services that attract and retain a critical mass of members and users, our ability to attract customers may be affected, which could in turn have an adverse effect on our revenues.

Our success depends on our ability to deliver original and compelling content and services to attract and retain members and users, as well as our ability to garner a critical mass of members on our websites or users of the BrightTALK platform. Our member and user base is primarily comprised of business professionals who demand specialized websites and content tailored to the enterprise technology product sectors for which they are responsible and that they purchase. Our content and services may not generate engagement with our websites or the BrightTALK platform or continue to attract and retain a critical mass of members and users necessary to attract customers and generate revenues consistent with those of our legacy TechTarget business or the legacy Informa Tech Digital Businesses’ (together, our “Legacy Businesses”) historical results and expectations of our future results. We also may not develop new content or services in a timely or cost-effective manner. Our ability to develop and produce this specialized content successfully will be subject to numerous uncertainties, including our ability to:

•	anticipate and respond successfully to rapidly changing enterprise technology developments and preferences to ensure that our content remains timely and interesting to our members;

•	attract and retain qualified editors, writers, freelancers and technical personnel;

•	fund new development for our programs and other offerings;

•	successfully expand our content offerings into new platform and delivery mechanisms; and

•	promote and strengthen the brands of our websites, webinar platform and our name.

If we are not successful in maintaining and growing our member and user base through the deployment of targeted and compelling content, our ability to retain and attract customers may be affected or we may be required to obtain licensed content which may not be at reasonable prices, which could in turn have an adverse effect on our revenues, and operating results.

We depend on internet search engines to attract a significant portion of the visitors to our websites. If our websites were to become listed less prominently in search results due to changes in the search engines’ algorithms or otherwise, our business and operating results could be materially harmed.

We derive a significant portion of our website traffic from users who search for enterprise technology research and editorial content through internet search engines. A critical factor in attracting members and users to our websites, virtual events and webinar platform will be whether we are prominently displayed in response to an internet search relating to enterprise technology content. Search result listings are determined and displayed in accordance with a set of formulas or algorithms developed by the particular internet search engine. The algorithms determine the order of the listing of results in response to the user’s internet search. From time to time, search engines revise their algorithms. In some instances, these modifications may be detrimental and cause our websites to be listed less prominently in unpaid search results or not at all, which we expect would result in decreased traffic from search engine users to our websites. Our websites, virtual events and webinar platform may also become listed less prominently in unpaid search results, for other reasons, such as search engine technical difficulties, search engine technical changes and changes we make to our websites, virtual events and webinar platform. In addition, search engines have deemed the practices of some companies to be inconsistent with search engine guidelines and have decided not to list their websites in search result listings at all. Although we could mitigate certain algorithm changes affecting our traffic with increased marketing expenditures, if our websites, virtual events and webinar platform are listed less prominently or not at all, in search result listings, traffic to our websites could decline, which could impact our operating results. Increased marketing spend to increase site traffic could also impact our operating results.

Further, we use search engine optimization (“SEO”), to enhance the visibility of our websites and optimize ranking in search engine results. Our ability to successfully manage our SEO efforts across our owned and operated websites depends on our ability to adapt and respond to changes in search engine algorithms and methodologies and changes in search query trends. If we fail to successfully manage our SEO strategy, our owned and operated websites may receive less favorable placement in organic or paid listings, which would reduce the number of visitors to our sites, decrease conversion rates and repeat business and have a detrimental effect on our ability to generate revenue.

There are a number of risks associated with our international operations, as well as the expansion of those operations, that could adversely affect our business.

We derive a significant portion of our revenues from customers with billing addresses outside of the United States. We have offices in the United Kingdom, France, Germany, Singapore, Australia, Malaysia, China, Bangladesh, Japan, Korea and India. We also publish websites in English, Spanish, French, German, Portuguese, Traditional Chinese, Simplified Chinese, Japanese and Korean, targeting members worldwide who speak those languages.

In addition to many of the same challenges we face domestically, there are additional risks and costs to doing business in international markets, including:

•	limitations on our activities in foreign countries where we have granted rights to existing business partners;

•	the degree to which our foreign-based customers transition from print to online purchase intent data;

•	the adaptation of our websites and purchase intent data programs to meet local needs;

•	our foreign-based competitors may have greater resources and more established relationships with local advertisers;

•	more restrictive data privacy and data protection regulation, which may vary by country and for which there may be little, conflicting or no guidance;

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more restrictive website licensing and hosting requirements, which may result in our websites being blocked, may require changes to how we operate our websites, or may involve regulatory or enforcement actions against us that could be harmful to our business;

•	more extensive labor regulation, which may vary by country;

•	difficulties in staffing and managing multinational operations;

•	difficulties in finding appropriate foreign licensees or joint venture partners;

•	difficulties following changes in local business operations or structure;

•	distance, language and cultural differences in doing business with foreign entities;

•	foreign (and domestic) political and economic uncertainty;

•	less extensive adoption of the internet as an information source and increased restriction on the content of websites;

•	currency exchange-rate fluctuations; and

•	potential adverse tax requirements.

As a result, we may face difficulties and unforeseen expenses in expanding our business internationally and, if we attempt to do so, we may be unsuccessful, which could harm our business, operating results and financial condition.

Competition for customers’ marketing and advertising spending is intense, and we may not compete successfully, which could result in a material reduction in our market share, the number of our customers and our revenues.

We compete for potential customers with a number of different types of offerings and companies, including: broad based media outlets such as television, newspapers and business periodicals that are designed to reach a wide audience; general purpose portals and search engines; and offline and online offerings of companies that produce content specifically for enterprise technology and business professionals, including Gartner, Forrester, IDC, Frost and Sullivan, Bombora, Inc., Madison Logic, Inc., Demand Science, Inc., 6Sense Inc., Demandbase, Inc., ZoomInfo Technologies Inc and ON24, Inc. Customers may choose the offerings of our competitors over our offerings not only because they prefer the online offerings of our competitors over our offerings but also because customers prefer to utilize forms of marketing and advertising services not offered by us and/or to diversify their marketing and advertising expenditures. Many of our expected competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we possess. They may also offer different pricing than we offer, which could be more attractive to customers. Competitors of our Legacy Businesses have historically responded, and our competitors may in the future respond, to challenging market conditions by lowering prices to try to attract our customers. As a result, we could lose market share to our competitors and our revenues could decline.

We may experience competition from other companies with technologies and data to deliver B2B market insight and market access, and competing products and services could provide greater appeal to customers.

There are numerous fragmented competitors offering technologies and data to deliver B2B market insight and market access, including data-driven marketing and lead generation, which requires continuous innovation. There are low barriers to entry in the area of lead generation, and with continuously shifting customer needs and strategies, the monetization of leads requires frequent introductions of new technologies and of new products and services. Many prospective customers have invested substantial resources to implement, and gained substantial familiarity with, competing solutions and therefore may be reluctant or unwilling to migrate from their current solutions to our products and services. Many prospective customers may not appreciate differences in quality between our and lower-priced competitors’ products and services, and many prospective and current customers may not learn the best ways to use our products and services, making them less likely to obtain them or renew or upgrade their subscriptions. New technologies and products and services may be or become better or more attractive to prospective and current customers than our products and services, and many prospective and current customers may select or switch to competing products and services even if we do our best to innovate and provide superior products and services.

Our competitors include:

•	free sources of digital and nondigital content on the B2B markets;

•	predictive analytics and customer data platform technologies, which may specialize in market news, market insights, lead generation, audience development, or digital demand generation;

•	other vendors of market forecasts;

•	other platforms that may specialize in building relationships within the B2B markets; and

•	prospective and current customers’ internal and homegrown business contact databases.

Some current and potential customers, particularly large organizations, have elected in the past, and may elect in the future, to rely on internal and homegrown databases, software that they develop or acquire, and internal data quality teams that would reduce or eliminate the demand for our products and services. If demand for our products and services declines due to these or other factors, our business, results of operations and financial condition of could be adversely affected.

If we fail to respond to changes in data technology, competitors and potential competitors may be able to develop products and services that take market share from us, and the demand for and delivery of our products and services, as well as our market reputation, could be adversely affected.

We rely on key counterparties to support our business and help deliver certain of our products, including integration with third-party applications and systems that we do not control.

We work with a number of key counterparties to support our business and help deliver certain of our products and services. A failure in key counterparty relationships or services could adversely affect the delivery of certain products and services that we offer and otherwise disrupt our business activities, which in turn could adversely affect customer satisfaction, our relationship with our key counterparties and our results of operations. Periods of extreme economic instability and disruption could also adversely affect the stability of these counterparties.

In addition, legacy TechTarget technologies allow our platforms to interoperate with various third-party applications which are critically important to our business. The functionality of these integrations will depend on access to the third-party applications, and access is not within our control. Some of our expected competitors own, develop, operate or distribute, or have material business relationships with companies that own, develop, operate or distribute, CRM and similar systems into which our legacy platforms integrate. Moreover, some of these competitors have inherent advantages developing products and services that more tightly integrate with their CRM and similar systems or those of their business partners.

Third-party systems are constantly evolving, and it is difficult to predict with certainty the challenges that we may encounter in developing our platforms for use in conjunction with such third-party systems. We may not be able to modify integrations to assure compatibility with the third-party systems following changes to these systems. Some operators of CRM and similar systems may cease to permit access or integration with our platforms. This could result in our customers no longer having a convenient way to integrate our products and services into their CRM of choice.

We may not innovate at a successful pace, which could harm our operating results.

The industry in which we operate is rapidly adopting new technologies and standards to create and satisfy the demands of users and advertisers. It is critical that we innovate by anticipating and adapting to these changes to ensure that our content-delivery, demand generation and data-driven products and services remain effective and interesting to our members, customers and partners. In addition, we may need to make significant expenditures to achieve these goals. If we fail to accomplish these goals, we may lose members and the customers that seek to reach those members, which could harm our operating results. Existing and planned efforts to develop new products, including any subscription-based offerings, may be costly and ultimately not successful, which could harm our operating results.

We may be unable to continue to build awareness of our brands, which could negatively impact our business and cause our revenues to decline.

Building recognition of our brands and maintaining recognition of the brands of our Legacy Businesses will be critical to our ability to attract and retain our member base. We intend to continue to build the brands of our Legacy Businesses and introduce new brands that will resonate with our targeted audiences. In order to promote these brands, we may find it necessary to increase our marketing budget, hire additional marketing and public relations personnel or otherwise increase our financial commitment to creating and maintaining brand loyalty among our customers. If we fail to promote our brands and maintain the brands of our Legacy Businesses effectively, or incur excessive expenses attempting to promote and maintain these brands, our business and financial results may suffer.

If we do not retain our key personnel, our ability to execute our business strategy will be adversely affected.

Our success depends to a significant extent upon the recruitment, retention and effective succession of our executive officers and key management. Our management team has significant industry experience and would be difficult to replace. These individuals possess sales, marketing, financial and administrative skills that are critical to the operation of our business. The competition for these employees is intense. The loss of the services of one or more of our key personnel could have a material adverse effect on our business and operating results.

We may not be able to attract, hire and retain qualified personnel cost-effectively, which could impact the quality of our content and services and the effectiveness and efficiency of our management, resulting in increased costs and reduced revenues.

Our success depends on our ability to attract, hire and retain qualified technical, editorial, sales and marketing, customer support, financial and accounting and other managerial personnel at commercially reasonable rates. The competition for personnel in the industries in which we operate is intense. Our personnel are able to terminate their employment at any time for any reason. Loss of personnel may result in increased costs associated with replacement hiring and training. If we fail to attract and hire new personnel or retain and motivate our existing personnel, we may not be able to operate our businesses effectively or efficiently, serve our customers properly or maintain the quality of our content and services. In particular, our success will depend in significant part on maintaining and growing an effective sales and customer retention force. This dependence involves a number of challenges, including the need to hire, integrate, motivate and retain additional sales and sales support personnel and train new sales personnel, many of whom lack sales experience when they are hired, as well as increased competition from other companies in hiring and retaining sales personnel.

In December 2022, our legacy TechTarget business committed to a restructuring plan intended to generate operational efficiencies, strengthen our financial position through reducing costs, and better align our operations with our strategic objectives. The plan involved streamlining the operations of certain of our legacy TechTarget business units and included the elimination of approximately 60 positions, or approximately 5% of our legacy TechTarget workforce. We may find it more difficult to hire and retain qualified personnel as a result of the 2022 restructuring plan of our legacy TechTarget business.

We may fail to identify or successfully acquire and integrate businesses, products and technologies that would otherwise enhance our product and service offerings to our customers and members, and as a result our revenues may decline or fail to grow.

Our Legacy Businesses have acquired, and we may in the future acquire or invest in, complementary businesses, products or technologies. Acquisitions and investments involve numerous risks including:

•	difficulty in assimilating the operations and personnel of acquired businesses;

•	potential disruption of our ongoing businesses and distraction of our management and the management of acquired companies;

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difficulty in incorporating acquired technology and rights into our offerings and services, which could result in additional expenses and/or technical difficulties in delivering our product and service offerings;

•	potential failure to achieve additional sales and enhance our customer base through cross-marketing of our products and services to new and existing customers;

•	potential detrimental impact to our pricing based on the historical pricing of any acquired business with common customers and the market generally;

•	potential litigation resulting from our business combinations or acquisition activities; and

•	potential unknown liabilities associated with the acquired businesses.

Our inability to integrate any acquired business successfully, or the failure to achieve any expected synergies, could result in increased expenses and a reduction in expected revenues or revenue growth. As a result, our revenues, results of operations or stock price could fluctuate or decline. In addition, we may not be able to identify or successfully complete acquisitions, which could impact our ability to expand into complementary sectors in the future.

We may have limited protection of our intellectual property rights which others could infringe.

Our success and ability to compete will be dependent in part on the strength of our proprietary rights, on the goodwill associated with our trademarks, trade names and service marks, and on our ability to use U.S. and foreign laws to protect them. Our intellectual property will include, among other things, our original content, our editorial features, logos, brands, domain names, the technology that we use to deliver our services, the various databases of information that we maintain and make available by license, and the appearances of the websites we operate.

We and our Legacy Businesses have both claimed common law and registered trademark protections in certain brands. Despite claiming and applying to register some of their marks in the United States and other countries where we do business, neither we nor our Legacy Businesses have been able to obtain registration of their respective marks in certain U.S. and non-U.S. jurisdictions due to prior registration or use by third parties employing similar marks and other challenges. We claim common law protection on certain names and marks that our Legacy Businesses have used in connection with our business activities and the activities we conduct in connection with our business activities, however, there is a risk that challenges that were faced individually by our Legacy Businesses will also be raised for the brands and marks of our businesses. New challenges may also be raised against us as we seek intellectual property protections. In addition to U.S. and foreign laws and registration processes, we and our Legacy Businesses have relied on confidentiality agreements and intellectual property assignment agreements with our employees and third parties and other protective contractual provisions to safeguard our intellectual property. Despite efforts to protect intellectual property by our Legacy Business, unauthorized activities may take place and could impact us as we rely on prior protections put in place and future protections that we put in place. We may also experience issues from prior acquisitions of intellectual property made by our Legacy Businesses, together with the costs and difficulties of combining and integrating the intellectual property of our Legacy Businesses into our business.

Policing our intellectual property rights and identifying infringers worldwide will be a difficult task, and even if we are able to identify infringers, we may not be able to stop them from infringing our intellectual property. We cannot be certain that third party licensees of our content will adequately protect our proprietary rights. Intellectual property laws and our agreements may not be sufficient to prevent others from copying or otherwise obtaining and using our content or technologies. In addition, others may develop non-infringing technologies that are similar or superior to those offered by us. In seeking to protect our marks, copyrights, domain names and other proprietary rights, we could face costly litigation and the diversion of our management’s attention and resources.

Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is still evolving. Therefore, we might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights. Any impairment in the value of these important assets could cause the price of our common stock, $0.001 par value per share, to decline.

We could be subject to claims from third parties based on the content created by us and third parties on our websites. These claims could result in costly litigation, payment of damages or the need to revise the way we conduct our business.

We could be subject to infringement claims from third parties, which may or may not have merit. Due to the nature of content that will be published on our online network, including content placed on our online network by third parties, and as a creator and distributor of original content and research, we may face potential liability based on a variety of theories, including defamation, libel, negligence, copyright or trademark infringement, or other legal theories based on the nature, creation or distribution of this information. Such claims may also include, among others, claims that by providing hypertext links to websites operated by third parties, we are liable for wrongful actions by those third parties through these websites. Similar claims have been brought, and sometimes successfully asserted, against online services. It is also possible that our members could make claims against us for losses incurred in reliance on information provided on our networks. In addition, we could be exposed to liability in connection with material posted to our internet sites by third parties. For example, many of our sites offer members an opportunity to post comments and opinions that are not moderated. Some of this member-generated content may infringe on third party intellectual property rights or privacy rights or may otherwise be subject to challenge under copyright laws. Such claims, whether brought in the United States or abroad, could divert management time and attention away from our business and result in significant cost to investigate and defend, regardless of the merit of these claims. In addition, if we become subject to these types of claims and are not successful in our defense, we may be forced to pay substantial damages. These claims could also result in the need to develop alternative trademarks, content or technology or to enter into costly royalty or licensing agreements. Our insurance may not adequately protect us against these claims. The filing of these claims may also damage our reputation as a high-quality provider of unbiased, timely analysis and result in customer cancellations or overall decreased demand for our services. We may not have, in all cases, conducted formal evaluations of our content, technology and services to determine whether they expose us to any liability of the sort described above. As a result, we cannot be certain that our technology, offerings, services or online content will not infringe upon the intellectual property or other rights of third parties. If we were found to have infringed on a third party’s intellectual property rights or otherwise found liable for damages as a result of such claims, the value of our brands, our Legacy Businesses’ brands and business reputations could be impaired, and our business could suffer.

Changes in laws and standards relating to marketing, data collection and use, and the privacy of internet users could impact our ability to conduct our business and thereby decrease our marketing and advertising service revenues while imposing significant compliance costs on us.

We are subject to a variety of laws and regulations, including regulation by various federal government agencies, including the U.S. Federal Trade Commission (the “FTC”) and state and local agencies, as well as privacy, data protection and cybersecurity laws in jurisdictions outside of the United States. We use e-mail as a significant means of communicating with our members and users. We may also use contact information provided during the enrollment process, including e-mail addresses and telephone numbers, for marketing purposes to our members and users. Our partners may also use contact information to market their products or services to our members and users. The laws and regulations governing the use of e-mail and other contact information for marketing purposes continues to evolve, and the growth and development of commerce over the Internet may lead to the adoption of additional legislation, changes to existing laws. If new laws or regulations are adopted, or existing laws and regulations are interpreted and/or amended or modified to impose additional restrictions on our ability to send e-mails or use other means to contact our actual or potential members and users, we may not be able to communicate with such members and users in a cost-effective manner. In addition, Internet service providers, software programs and others may block the transmission of unsolicited e-mail, commonly known as “spam.” If such a provider or program identifies us emails as “spam,” our emails could be blocked to our actual or potential members and users. If we are unable to communicate by e-mail with our actual or potential members and users as a result of legislation, blockage or otherwise, our business, operating results and financial condition could be harmed.

We collect and process information from visitors, members or users on our websites, platforms, or co-branded sites. Privacy policies and practices concerning the collection, use, and disclosure of member, user and visitor information are posted on our websites. Subject to applicable law and each member’s, user’s and visitor’s permission (depending on the applicable needs and requirements of different countries’ laws), we may use the information we collect to inform our members, and users and visitors of services may be of interest to them. We may also share this information with our customers for members and users who have elected to receive additional promotional materials and have expressly or implicitly granted us permission to share their information with third parties. We also collect information based on the activity of our visitors, members and users on our websites.

Although, we believe our efforts materially comply with applicable international, federal and state laws and regulations and such efforts will not materially harm our business, additional, more burdensome laws or regulations, including more restrictive consumer privacy and data security laws, could be enacted or applied to us or our customers. Such laws or regulations could impair our ability to collect member and user information and provide more targeted content and detailed lead data to our customers which may limit the growth of our audience and revenues. Additionally, governmental authorities, such as the FTC, U.S. state attorneys general, and courts may interpret or apply consumer and data protection laws to require that the online collection, use and dissemination of data, and the presentation of website content, comply with certain standards for notice, choice, security and access, which could also be subject to conflicting or differing interpretations. We believe that we are in material compliance with applicable consumer and data protection laws, but a determination by a state or federal agency or court that any of our practices do not comply with applicable laws and regulations could result in civil or criminal liability, adverse publicity and negatively affect our businesses. New interpretations of these standards could also require us to incur additional compliance costs and restrict our business operations.

Data privacy laws also are expanding across the United States in ways that may impact our business. For example, the state of California has adopted a comprehensive data privacy law, the California Consumer Privacy Act (“CCPA”), which took effect in January 2020 and became enforceable in July 2020. The CCPA was amended in January 2023 by the California Privacy Rights Act (“CPRA”) which expanded consumers’ rights and data collection and processing obligations, including with respect to certain sensitive personal information. In addition, other states, such as Virginia, Colorado, Connecticut, Utah, Tennessee, Oregon, and Texas, among others, have passed comprehensive state data privacy laws similar to the CCPA and CPRA, which are either in effect or will go into effect in the near future. Additional states may likely pass similar data privacy laws in the future. These data privacy laws and regulations create obligations related to the collection and processing of personal information that may impose additional costs and obligations on us and impact our ability to conduct our business. Governmental authorities also are addressing certain data practices (such as marketing), the collection of certain types of personal data (e.g., biometrics or children’s data) or otherwise addressing privacy concerns in various ways. These data privacy laws and regulations may impact our business activities, including our identification of research subjects, relationships with business partners and ultimately the marketing and distribution of our products. We may be required to devote substantial resources to implement and maintain compliance with these laws, and noncompliance could result in regulatory investigations and fines or private litigation.

The U.S. Congress also is considering comprehensive federal data privacy legislation. At this time, it is unclear whether Congress will pass such a law and if so, when and what it will require and prohibit, and how it will interact with currently enacted or future comprehensive state data privacy laws and requirements under existing US federal laws related to personal data, including the CAN-SPAM Act and TCPA. The adoption of comprehensive federal data privacy legislation may require us to incur significant costs for compliance, which may adversely affect our business and operating results.

Data privacy laws are also growing in many countries around the world that may impact our business. The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of information worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Globally, virtually every jurisdiction in which we operate has established their own data security and privacy regulatory frameworks with which we need to comply. For example, the EU and its member states, and the United Kingdom enacted laws and regulations governing the collection, processing and use of personal information obtained from their citizens. We may also be subject data privacy and protection laws in other jurisdictions, such as Canada’s Personal Information Protection and Electronic Documents Act, Brazil’s Lei Geral de Proteção de Dados Pessoais, Australia’s Privacy Act, India’s Digital Personal Data Protection Act, Saudi Arabia’s Personal Data Protection Law, China’s Personal Information Protection Law, and Japan’s Act on the Protection of Personal Information. Regulations in these and other jurisdictions have focused on the collection, processing, transfer, use, disclosure and security of personal information, such as an individual’s name, e-mail address or online identifier (such as an IP address). These laws may also provide consumers the right to access the information that a company has collected on them, correct it, request that it be deleted, or to stop the sale of such information to third parties.

The GDPR of the EU became effective in May 2018 and was designed to, among other things, harmonize disparate data privacy laws found across Europe. The GDPR implemented more rigorous principles relating to the data privacy and protection, including enhanced disclosure requirements regarding how personal information is obtained, used and shared; limitations on the purpose and storage of personal information; mandatory data breach notification requirements and enhanced standards for data controllers to demonstrate that they have obtained valid consent for certain data processing activities. The GDPR’s application and scope are extensive and penalties for non-compliance are significant, including fines of up to 20 million Euros or 4% of total worldwide revenue. Further, other laws that the EU is considering, if enacted, could disrupt our ability to use or transfer data or to market and sell our products and services, which could have a material adverse effect on our business, financial condition, and operating results. New and evolving requirements may also impact transfers of personal data from other countries to the United States, particularly transfers from members of the EU. In addition, following Brexit, we may also be required to meet standards for cross-border personal data transfers imposed by UK regulatory authorities. In the event that we are deemed not in compliance with the GDPR or EU or UK law, or fails to maintain compliance, then we would be exposed to material damages, costs and/or fines if a EU or UK regulator or resident commenced an action and could cause considerable harm to us and our reputation (including requiring notification to customers, regulators, members and/or users), loss of confidence in our services and deter customers from using our services.

Our customers may implement compliance measures that do not align with their services, which could limit the scope and delivery of services we are able to provide. Customers may also require us to implement additional privacy and security measures or impose other contractual obligations including, but not limited to, indemnification and liability obligations, which may cause us to incur potential business disruptions and expenses. If our policies and practices, or those of our customers, are, or are perceived to be, insufficient or if our members, users, visitors or customers have concerns regarding our data privacy and protection practices, we could be subject to enforcement actions or investigations by regulators, lawsuits by private parties or experience reduced member, user and visitor engagement, each of which could have a material adverse effect on our business.

We also work with our partners to deliver targeted advertisements based on members’, users’ and visitors’ perceived commercial interests. Many of our members, users and visitors voluntarily provide us with contact and other information when they visit or interact with our websites. We utilize data from third-party sources to augment our member and user profiles, including data provided by Informa under the Data Sharing Agreement and marketing databases so we can personalize content, enhance analytical capabilities, better target our marketing programs and better qualify leads for our customers. However, if visitor, member and/or user and sentiment regarding the sharing of information changes, such as visitors to our websites refusing to provide contact and other information, our ability to personalize content and provide targeted marketing solutions would be materially impaired. If members and users choose to opt-out of behavioral targeting, it would be more difficult for us to offer targeted marketing programs for our customers. If we are unable to acquire data from third-party sources for whatever reason, or if there is a marked increase in the cost of obtaining such data, our ability to personalize content and provide marketing solutions could be negatively impacted.

New and expanding proposals for laws and regulations regarding “Do Not Track” requirements that protect visitors’, members’ and users’ and right to choose whether or not to be tracked online may allow consumers to have greater control over the use of their information collected online, forbid the collection or use of such information, demand a business to comply with their choice to opt-out of such collection or use and place limits upon the disclosure of such information to third-party websites. Any such laws and regulations could have a significant impact on the operation of our advertising and data businesses. U.S. regulatory agencies have also placed an increased focus on online privacy matters and, in particular, on online advertising activities that utilize cookies or other tracking tools. Consumer and industry groups have expressed concerns about online data collection and use by companies, which has resulted in the release of various binding industry self-regulatory codes of conduct and best practice guidelines for online behavioral advertising (“OBA”) and similar activities. These codes of conduct and best practice guidelines govern, among other things, the ways in which companies can collect, use and disclose user information for OBA purposes, including how companies must give notice of these practices, and what choices companies must provide to consumers regarding these practices.

We may be required or otherwise choose to adopt “Do Not Track” mechanisms and abide by certain self-regulatory principles promulgated by the Digital Advertising Alliance and others for OBA and similar activities, which may impair our ability to use our existing tracking technologies, to collect and sell member and user behavioral data, and engage with other third parties. This could cause our net revenues to decline and adversely affect our operating results.

We endeavor to be in material compliance with all applicable laws, regulations and self-regulatory data privacy and protection regimes. However, as referenced above, these laws, regulations and self-regulatory regimes may be modified, and/or new laws may be enacted in the future, which could materially affect our business. Further, data protection authorities may interpret existing laws in new or conflicting ways. We may deploy new products and services from time to time, which may also require us to change our compliance practices. Any such developments (or developments stemming from the enactment or modification of other laws) or our failure to anticipate the application or interpretation of these laws accurately could create liability for us, result in adverse publicity, increase our future compliance costs, make our products and services less attractive to our members, users, visitors and customers, or cause us to change or limit our business practices and materially affect our business and operating results. Further, any failure or perceived failure on our part to comply with any relevant laws or regulations may subject us to significant civil, criminal or contractual liabilities.

The loss of personal, confidential, and/or proprietary information due to our cybersecurity systems or the systems of our customers, vendors, or partners being breached could cause us to incur significant legal and financial exposure and liability, and materially adversely affect our business, operating results and reputation.

We retain personal, confidential, and/or proprietary information relating to our members and users, employees, and customers in secure database servers. The industry in which we operate is prone to cyber-attacks by third parties seeking access to our data or the data we collect from our website visitors and members, or to disrupt our ability to provide service. The Legacy Businesses have experienced and we will likely experience cyber-attacks targeting our database servers and information systems. Cyber-attacks may involve viruses, malware, ransomware, distributed denial-of-service attacks, phishing or other forms of social engineering (predominantly spear phishing attacks), and other methods seeking to gain unlawful access. We may not be able to prevent unauthorized access to these secure database servers and information systems as a result of these third party actions, including intentional misconduct by criminal organizations and hackers or as a result of employee error, malfeasance or otherwise. A security breach could result in intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, the misappropriation of personal, confidential and/or proprietary information, disruptions in our service, and in the unauthorized access to the data of our customers or our data, including intellectual property, business opportunity, and other confidential business information. Additionally, third parties may attempt to fraudulently induce our employees, vendors, or customers into disclosing access credentials such as usernames, passwords or keys in order to gain access to our database servers and information systems.

Our online networks could also be affected by cyber-attacks, and we could inadvertently transmit viruses across our networks to our members, customers or other third parties. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. Although our Legacy Businesses developed systems and processes that are designed to protect their data and user data, to prevent data loss, to disable undesirable accounts and activities on their platforms, and to prevent or detect security breaches, we cannot assure that such measures will provide absolute security, and we may incur significant costs in protecting against or remediating cyber-attacks.

Providing unimpeded access to our online networks is critical to engaging with our website visitors and members and providing superior service to our customers. Our inability to provide continuous access to our online networks could cause some of our customers to discontinue purchasing marketing and advertising programs and services and/or prevent or deter our members from accessing our networks. We may be required to expend significant capital and other resources to protect against cyber-attacks. We cannot assure you that any contractual provisions attempting to limit our liability in these areas will be successful or enforceable, or that our customers or other parties will accept such contractual provisions as part of our agreements.

Many states and foreign jurisdictions in which we operate have enacted laws and regulations that will require us to notify our members, website visitors, customers and, in some cases, governmental authorities and credit bureaus, in the event that certain personal information is accessed, or believed to have been accessed, without authorization. Certain regulations also require proscriptive policies to protect against such unauthorized access. Additionally, increasing regulatory demands will require us to provide heightened protection of personal information to prevent identity theft and the disclosure of sensitive information. Should we experience a loss of personal, confidential, and/or proprietary information, then efforts to regain compliance and address penalties imposed by contractual provisions or governmental authorities could increase our costs significantly.

If we were to experience a significant cybersecurity breach of our information systems or data, the costs associated with the investigation, remediation and potential notification of the breach to counterparties and data subjects could be material, in addition to potential costs related to regulatory investigations in the United States or other countries. In addition, our remediation efforts may not be successful. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology and cybersecurity infrastructure, we could suffer significant business disruption, including transaction errors, processing inefficiencies, data loss or the loss of or damage to intellectual property or other proprietary information.

In addition to the foregoing, any breach of privacy laws or data security laws, particularly resulting in a significant security incident or breach involving the misappropriation, loss or other unauthorized use or disclosure of sensitive or confidential consumer information, could have a material adverse effect on our business, reputation and financial condition. There is no assurance that privacy and security-related safeguards we implement will protect us from all risks associated with the processing (by us or our service providers), storage and transmission of such information.

Our business, which will be dependent on centrally located communications, computer hardware systems and cloud-based infrastructure providers, will be vulnerable to natural disasters, telecommunication and systems failures, terrorism and other problems, as well as disruption due to maintenance or high volume, all of which could reduce traffic on our networks or websites and which could result in a negative impact on our business.

Our operations are dependent on our communications systems, computer hardware and cloud-based infrastructure providers, all of which are located in data centers operated by third parties. These systems could be damaged by natural disasters, power loss, telecommunication failures, viruses, and hacking and our cloud-based infrastructure providers could take actions, such as establishing unfavorable pricing terms or limiting access to service and other similar events outside of our control, which would impact our ability to run our operations. Our insurance policies are expected to have limited coverage levels for loss or damages in these events and may not adequately compensate us for any losses that may occur. In addition, terrorist acts or acts of war may cause harm to our employees or damage our facilities, our customers or our vendors which could adversely impact our revenues, costs and expenses and financial position. We are generally uninsured for losses and interruptions to our systems or cancellations of events caused by terrorist acts and acts of war.

Our ability to attract and maintain relationships with our members, customers and partners will depend on the satisfactory performance, reliability and availability of our internet infrastructure. Our internet marketing and advertising revenues will relate directly to the number of advertisements and other marketing opportunities delivered to our members. System interruptions or delays that result in the unavailability of websites or slower response times for members would reduce the number of advertising impressions and leads delivered to our customers. This could reduce our revenues as the attractiveness of our websites to our members and advertisers decreases. Our insurance policies provide only limited coverage for service interruptions and may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. Further, we do not have multiple site capacity for all of our services in the event of any such occurrence.

In addition, our networks and websites must accommodate a high volume of traffic and deliver frequently updated information. The Legacy Businesses have experienced, and we may experience in the future, slower response times due to higher than expected traffic, or decreased traffic, for a variety of reasons. There have been instances where the Legacy Businesses online networks as a whole, or their respective websites individually, have been inaccessible. Also, slower response times, which have occurred more frequently, can result from general internet problems, routing and equipment problems involving third party internet access providers, problems with third party advertising servers, increased traffic to our servers, viruses and other security breaches that are out of our control. In addition, our members depend on internet service providers and online service providers for access to our online networks or websites. Those providers have experienced outages and delays in the past and may experience outages or delays in the future. A prolonged outage of critical systems, networks or similar services would inhibit the delivery of products and services, increase costs, and adversely affect customer experience and reputation. Serious disruption could affect day-to-day operations and, potentially, colleague engagement. Moreover, our internet infrastructure might not be able to support continued growth of our online networks or websites. To effectively manage growth, these systems require an ongoing commitment of significant resources to maintain, protect, enhance and upgrade existing systems and develop and implement new systems to keep pace with changing technology and business needs. Any of these problems could result in less traffic to our networks or websites or harm the perception of our networks or websites as reliable sources of information. Less traffic on our networks and websites or periodic interruptions in service could have the effect of reducing demand for marketing and advertising on our networks or websites, thereby reducing our revenues.

Our business depends on continued and unimpeded access to the internet by us and our members and users. If government regulations relating to the internet change, internet access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of customers.

Our products and services will depend on the ability of our members and users to access the internet. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers have taken, or have stated that they may take measures, including legal actions, that could degrade, disrupt, or increase the cost of member access to our advertisements or our third party publishers’ advertisements by restricting or prohibiting the use of infrastructure to support or facilitate our offerings, or by charging increased fees to us or our members to provide our offerings. On December 14, 2017, the Federal Communications Commission voted to repeal the net neutrality rules which were intended, in part, to prevent network operators from discriminating against legal traffic that traverses their networks. It is unclear whether or if such a repeal will be subject to challenge or preemption if the U.S. Congress passes new laws regarding net neutrality.

In addition, as we expand internationally, government regulations concerning the internet, in particular net neutrality, may be nascent or non-existent. Governments of one or more countries may seek to limit access to the platforms, or certain features of the platforms, or may seek to impose other restrictions that could adversely affect the availability of the platforms, or certain features of the platforms, for an extended period of time or indefinitely. In addition, governments in certain countries may seek to block or restrict access to the platforms if they consider the businesses to be in violation of their laws, including privacy laws, and may require the businesses to disclose or provide access to information in their possession. If we fail to anticipate developments in the law or fail for any reason to comply with applicable law, the platforms could be further blocked or restricted, and we could be exposed to significant liability that could harm the business. This regulatory environment, coupled with the potentially significant political and economic power of local network operators, could cause us to experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense, or otherwise negatively affect our business. Such interference could result in a loss of existing customers, and increased costs, and could impair our ability to attract new customers, thereby harming our revenues and growth.

We may face risks associated with our use of certain artificial intelligence, machine learning, and large language models.

Our business uses artificial intelligence and machine learning (“AI/ML”) technologies, including those offered by third parties, to enhance our content, audience engagement, and overall service offerings and to drive innovation and organizational efficiencies. We also plan to explore, develop, and introduce new AI/ML capabilities and large language models, including generative AI features, into our service offerings and platforms to offer enhanced application functionality, updated product offerings, and improved customer experiences. As with many new and emerging technologies, the use of AI/ML presents risks and challenges that could affect their adoption, and therefore our business. If we enable or offer AI/ML features and solutions that draw controversy due to their perceived or actual impact on human rights, privacy, employment, or in other social, economic, or political contexts, we may experience brand or reputational harm, competitive harm, or legal liability. Additionally, the use of AI/ML technologies may result in inaccurate outputs, contain biased information, or expose us to other risks, which could result in incidents that cause harm to our business, customers and other individuals. These deficiencies and other failures of AI/ML technologies could subject us to regulatory action, legal liability, including under new and proposed state, federal, and international rules and laws regulating AI/ML, as well as new applications or interpretations of existing data protection, privacy, intellectual property, and other laws.

Issues around the implementation and use of AI/ML technologies are complex and the regulatory landscape continues to evolve. It is likely that new laws and regulations will be adopted, or that existing laws and regulations may be interpreted in new ways that would affect our business and the ways in which we use, or contemplate the use of, AI/ML technology, our financial condition, and our results of operations, including as a result of the cost to comply with such laws or regulations. For example, the EU’s Artificial Intelligence Act (“AI Act”) introduces a regulatory landscape that businesses will need to navigate with caution. The AI Act’s stringent measures against certain AI/ML applications may impact businesses in this sector. Such measures include prohibitions on AI/ML technologies that utilize sensitive personal attributes for biometric categorization, restrictions on indiscriminate collection of facial images for recognition databases, and limitations on emotion recognition systems that could be employed in consumer analysis or employee monitoring. Businesses must also be aware of the comprehensive transparency requirements mandated for general-purpose AI systems. This entails maintaining detailed technical documentation and ensuring compliance with the EU’s copyright laws, with even more rigorous standards for high-impact general AI/ML models. These models require exhaustive evaluations, risk assessments related to systemic impacts, adversarial testing and reporting on aspects like energy efficiency, indicating a significant compliance burden for businesses. The scale of penalties for non-compliance range up to €35 million or 7% of global turnover, underscoring the importance of adherence to the new regulations where applicable. To comply with the AI Act, businesses like us will need to take a proactive approach to regulatory compliance, risk management and infrastructure investment.

Further, potential government regulation related to AI/ML use and ethics may also increase the burden and cost of compliance and utilization of AI/ML, and failure to properly remediate AI/ML usage or ethics issues may cause public confidence in AI/ML to be undermined, which could slow their adoption in our offerings and services. In addition, market acceptance of AI/ML is uncertain, and we may be unsuccessful in our service and product development efforts. Any of these factors could adversely affect our business, financial condition, and results of operations.

If we do not maintain proper and effective disclosure controls and procedures and internal control over financial reporting, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate disclosure controls and procedures, including internal financial and accounting controls and procedures, in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. On an ongoing basis, we will need to document and both we and our independent auditors will need to test our internal controls over financial reporting in connection with the requirements of Section 404 of the Sarbanes-Oxley Act and, as part of that documentation and testing, our management will need to identify areas for further attention and improvement. Implementing any appropriate changes to our internal controls may entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete, and distract our officers, directors and employees from the operation of our business. For example, we expect that we will need to design and implement financial reporting and management review controls, together with IT general and application controls for all systems which materially impact financial reporting of the legacy Informa Tech Digital Businesses, the cost of which may be material. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements may materially and adversely affect the price of our common stock.

Our ability to raise capital in the future may be limited.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds to expand our sales and marketing and service development efforts or to make acquisitions. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund the expansion of our sales and marketing and research and development efforts or take advantage of acquisition or other opportunities, which could seriously harm our business and operating results. If we incur debt, the debt holders would have rights senior to our common stockholders to make claims on our assets and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. Furthermore, if we issue additional equity securities, stockholders, other than Informa, may experience dilution, and the new equity securities could have rights senior to those of our common stock. Any debt financing is likely to have financial and other covenants that could have an adverse impact on our business if we do not achieve our projected results. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The impairment of a significant amount of goodwill and intangible assets on our balance sheet could result in a decrease in earnings and, as a result, our stock price could decline.

The Legacy Businesses have acquired assets and businesses over time, some of which have resulted in the recording of a significant amount of goodwill and/or intangible assets on their respective consolidated financial statements. After giving effect to the combination, we had $1.1 billion of goodwill and $1.1 billion of net intangible assets on a pro forma basis as of September 30, 2024. The goodwill was recorded because the fair value of the net tangible assets and/or intangible assets acquired was less than the purchase price. We may not realize the full value of the goodwill and/or intangible assets. We will evaluate goodwill and other intangible assets with indefinite useful lives for impairment on an annual basis or more frequently if events or circumstances suggest that the asset may be impaired. After giving effect to the combination, we did not have any intangible assets, other than goodwill, with indefinite lives as of September 30, 2024. We will evaluate other intangible assets subject to amortization whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. If goodwill or other intangible assets are determined to be impaired, we will write off the unrecoverable portion as a charge to our earnings. If we acquire new assets and businesses in the future, as we expect we will, we may record additional goodwill and/or intangible assets. The possible write-off of the goodwill and/or intangible assets could negatively impact our future earnings and, as a result, the market price of our common stock could decline.

Our significant indebtedness could adversely affect our financial condition.

After giving effect to the combination, we had $3.04 million in aggregate principal amount of 0.125% convertible senior notes due 2025 and $414.00 million in aggregate principal of 0.0% convertible senior notes due 2026 (collectively, the “convertible notes”) outstanding. In addition, we have entered into a $250 million unsecured five-year revolving credit facility (the “Credit Facility”) with Informa Group Holdings Limited, an affiliate of Informa, as administrative agent, and the lenders from time to time party thereto. The significant amount of indebtedness we carry and may carry in the future could limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements, stock repurchases or other purposes.

Our outstanding indebtedness may also increase our vulnerability to adverse economic, market and industry conditions, limit our flexibility in planning for, or reacting to, changes in our business operations or to our industry overall, and place us at a disadvantage in relation to our competitors that have lower debt levels. Our ability to refinance or repay at maturity our indebtedness will depend on the capital markets and our financial condition at such time, and we ultimately may not be able to do so on desirable terms or at all, which could result in a default under our debt obligations. Any or all of the above events and/or factors could have an adverse effect on our results of operations and financial condition.

Taxing authorities may successfully assert that the Legacy Businesses should have collected, or in the future we should collect, sales and use, value added, or similar taxes, and we could be subject to liability with respect to past sales by the Legacy Businesses or future sales, which could adversely affect our results of operations.

The Legacy Businesses did not collect sales and use, value added, or similar taxes in all jurisdictions in which they have sales, based on their understanding that such taxes are not applicable. Sales and use, value added, and similar tax laws and rates vary greatly by jurisdiction. Certain jurisdictions in which the Legacy Businesses do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties, and interest, and we may be required to collect such taxes in the future. Such tax assessments, penalties, and interest, or future requirements, may adversely affect our results of operations.

Changes in applicable tax laws could result in adverse tax consequences to us.

Our tax positions could be adversely impacted by changes to tax laws, tax treaties, or tax regulations or the interpretation or enforcement thereof by any tax authority in which we file income tax returns, particularly in the United States and the United Kingdom. We cannot predict the outcome of any specific legislative proposals.

Global taxing standards continue to evolve as a result of the Organization for Economic Co-Operation and Development (“OECD”) recommendations aimed at preventing perceived base erosion and profit shifting by multinational corporations. While these recommendations do not change tax law, the countries where we operate may implement legislation or take unilateral actions which may result in adverse effects to our future income tax provision and financial statements.

Risks Related to the Ownership of Our Common Stock

We are controlled by Informa. The interests of Informa may differ from the interests of our other stockholders.

Informa beneficially owns 57% of our outstanding common stock (on a fully diluted basis, but without taking into account shares which may be issued upon the conversion (if any) of the convertible notes or shares reserved for future grants pursuant to our equity incentive plans). Under the Stockholders Agreement, Informa has the right under certain circumstances to acquire additional equity securities from us pursuant to pre-agreed procedures, preemptive rights and percentage maintenance rights without the approval of a related party transaction committee (“RPT Committee”).

Through its ownership of at least a majority of the shares of our common stock and the provisions set forth in our Charter, our Amended and Restated Bylaws and the Stockholders Agreement, Informa will have the ability to designate and elect a majority of our Board of Directors. The Stockholders Agreement provides that, for so long as Informa beneficially owns more than 50% of the outstanding shares of our common stock, to the extent permitted by applicable law, unless otherwise agreed to in writing by Informa US Holdings Limited (“Informa HoldCo”), we will avail ourself of certain available “Controlled Company” exemptions to the corporate governance listing standards of the Nasdaq Global Select Market (in whole or in part, as requested by Informa HoldCo) that would otherwise require us to, among other things, have a majority of the board of directors consist of independent directors and an independent compensation committee.

Under the Stockholders Agreement, our board of directors will initially have three directors not designated by Informa and five directors designated by Informa, as well as our Chief Executive Officer, who will be the current Chief Executive Officer of the Informa Tech division of Informa.

Pursuant to the terms of the Stockholders Agreement, Informa will have the right to consent to certain material actions by us and our subsidiaries for so long as it maintains certain ownership percentages, including over certain mergers and acquisitions, sales of assets, the incurrence of indebtedness, issuances of securities and the termination of the employment or the appointment of a new Chief Executive Officer. For as long as Informa beneficially owns a majority of the outstanding shares of our common stock, Informa will also have control over certain matters submitted to our stockholders for approval, including the election of directors, the adoption of amendments to our Charter that do not require approval by the holders of separate classes or series of capital stock and the approval of certain mergers, consolidations or sales of all or substantially all of our assets. Subject to the terms of the Stockholders Agreement, Informa has agreed to vote in favor of the election of director nominees not designated by Informa. Informa and its subsidiaries may have different interests than other holders of our common stock and may make decisions adverse to your interests.

Among other things, Informa’s control could delay, defer, or prevent a sale of our business that our other stockholders support, or, conversely, this control could result in the consummation of such a transaction that other stockholders do not support. This concentrated control could discourage a potential investor from seeking to acquire our common stock and, as a result, might impact the market price of our common stock.

Certain of our directors will have to navigate potential conflicts of interest arising from their relationship with Informa. Such relationships may result in such directors having interests that may be different from or in addition to the interests of our stockholders generally for certain decisions.

Three of the nine persons that serve on our board of directors are employed by and/or serve as directors of Informa. Such directors, including Mr. Nugent, have to navigate conflicts between their duties to us and their duties to, and interests in, Informa, which may be different from or in addition to those in our business and our stockholders generally.

We do not employ our Chief Executive Officer, but, instead, retain the services of Gary Nugent through a secondment agreement.

Gary Nugent, who serves as our Chief Executive Officer, is employed by an affiliate of Informa and provides services to us under a secondment agreement. The interests of Informa and its affiliates may be different from or in addition to the interests of our stockholders generally for certain decisions. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Informa and its affiliates, as equity holders, may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks the occurrence of which may not be in the interests of the minority stockholders.

Mr. Nugent’s employment by Informa Support Services, Inc. (“ISSI”) may present conflicts of interest with respect to the performance of his duties to us because (i) we are not Mr. Nugent’s direct employer and therefore do not have complete control over Mr. Nugent’s employment arrangements, (ii) Mr. Nugent takes his instructions from Informa’s chief executive officer with respect to matters related to Mr. Nugent’s employment agreement and his activities related to the Informa Group Executive Committee, of which Mr. Nugent is a member, (iii) Mr. Nugent has obligations to ISSI and Informa in his capacity as an employee of the Informa Group and (iv) Mr. Nugent is eligible to receive equity grants in Informa in addition to any equity grants that he receives from us. Mr. Nugent also owes customary fiduciary duties to us, including a duty of loyalty to act in our best interests and all of our stockholders generally. As such, in addition to the matters noted above, to the extent that our interests and the interests of Informa diverge with respect to any particular matter, Mr. Nugent may have a conflict of interest with respect to such matter.

Mr. Nugent is aware of the potential for conflicts of interest to develop and will attempt to perform his tasks in a manner that is consistent with the obligations and fiduciary duties that he owes to us. However, his employment relationship and affiliation with Informa could give rise to actual conflicts of interest when Mr. Nugent is faced with a decision that has different implications for Informa and us. These conflicts of interest could arise over a variety of matters including, but not limited to, (i) changes to our business and operations, (ii) funding and capital management, (iii) regulatory proceedings and compliance, (iv) agreements or arrangements with Informa or other members of the Informa Group, (v) confidentiality restrictions and information sharing, (vi) employee retention or recruiting, labor, tax, employee benefit or indemnification matters, (vii) our dividend policy and declarations of dividends and (viii) pursuit of various strategic alternatives, including acquisition opportunities.

Informa is prohibited, subject to certain exceptions, from transferring shares of our common stock or acquiring more shares of our common stock until the second anniversary of the closing of the combination of the Legacy Businesses, after which, subject to restrictions, it will be permitted to transfer its shares of our common stock and acquire more shares of our common stock, which could have a negative impact on our stock price or ability to maintain compliance with the Nasdaq Global Select Market’s continued listing requirements.

For two years following the completion of the combination of the Legacy Businesses (unless the Third Trigger Date (as defined in the Stockholders Agreement) has occurred prior to such date), Informa is prohibited from transferring any of its shares of our common stock other than to a controlled affiliate of Informa, without the approval of an RPT Committee. Following such two-year lock-up period, the Informa Group will be permitted, subject to restrictions, to sell or otherwise transfer shares of our common stock, including in public offerings pursuant to registration rights to be granted by us. Any such sale or other transfer could significantly increase the number of shares of our common stock available to be traded in the equity markets, which could cause a decrease in the trading price of shares of our common stock. In addition, even if Informa does not transfer a large number of its shares into the market, the potential for Informa to sell large numbers of shares into the market may depress the trading price of shares of our common stock.

For two years following the completion of the combination of the Legacy Businesses, the Informa Group is prohibited from acquiring or seeking to acquire, directly or indirectly, additional shares of our common stock that would result in the Informa Group having an ownership percentage of the outstanding shares of our common stock greater than the percentage of the outstanding shares of our common stock beneficially owned by the Informa Group upon the closing of combination, subject to certain exceptions. Following the two-year standstill period, the Informa Group will be permitted, subject to restrictions, to acquire or seek to acquire, directly or indirectly, additional shares of our common stock which may have an adverse effect on our ability to remain in compliance with the continued listing requirements of the Nasdaq Global Select Market, including requirements with respect to maintaining a minimum number of holders of the our common stock. A delisting of our common stock, or the potential for a delisting, could depress the trading price of shares of our common stock.

Informa has the right to purchase additional securities from us, which could have a negative impact on our stock price.

Informa HoldCo has the option (but not the obligation) to, among other things, (i) purchase our securities in connection with securities being issued as consideration in an acquisition transaction, or a public offering or private placement of our securities, or under other circumstances where our securities are not being offered for cash by us, in each case at prices determined based upon pre-agreed procedures without the need for the approval of an RPT Committee and (ii) purchase additional shares of our common stock up to its percentage maintenance share in connection with the issuance of equity awards or our securities pursuant to any “at the market” program, on a quarterly basis and at prices determined based upon pre-agreed procedures. Any such purchase by Informa HoldCo could significantly increase the number of shares of our common stock outstanding, which could cause a decrease in the trading price of shares of our common stock. In addition, even if Informa HoldCo does not exercise its rights to purchase, the existence of such rights may depress the trading price of shares of our common stock.

The benefits and synergies attributable to the combination of the Legacy Businesses may vary from expectations, which may negatively affect the market price of shares of our common stock.

We expect the combination of the Legacy Businesses will result in a number of benefits and synergies, including, but not limited to, operating synergies and stronger fundamental demand for our products and services, and that combination will be accretive to our earnings. These expectations are based on current estimates and assumptions that may prove to be incorrect. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. In addition, future events and conditions, including, but not limited to, adverse changes in market conditions, regulatory framework, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the anticipated benefits of the combination could decrease or delay the accretion that is currently anticipated or could result in dilution. Any dilution of, decrease in, or delay of any accretion to our earnings per share could cause the price of shares of our common stock to decline or grow at a reduced rate.

The price of our common stock may be volatile, and holders of our common stock may be unable to resell their shares of our common stock at or above their purchase price or at all.

The market price for our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	trends and changes in consumer preferences in the industries in which we operate;

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer and advertising marketplaces;

•	changes in key personnel;

•	our entry into new markets;

•	changes in our operating performance;

•	investors’ perceptions of our prospects and the prospects of the businesses in which we participate;

•	fluctuations in quarterly revenue and operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the Securities and Exchange Commission;

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in such guidance or our failure to meet such guidance;

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changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet such estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	downgrades in our credit ratings or the credit ratings of our competitors;

•	the development and sustainability of an active trading market for our common stock;

•	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the inclusion, exclusion, or removal of our common stock from any trading indices;

•	future sales of our common stock by our officers, directors, and significant stockholders;

•	other events or factors, including those resulting from system failures and disruptions, hurricanes, pandemics, wars, acts of terrorism, other natural disasters, or responses to such events;

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changes in financial markets or general economic conditions, including, for example, due to the effects of recession or slow economic growth in the United States and abroad, interest rates, fuel prices, international currency fluctuations, corruption, political instability, acts of war, including the conflict involving Russia and Ukraine and in the Middle East, acts of terrorism, and pandemics or other public health crises;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and

•	changes in accounting principles.

These and other factors may lower the market price of our common stock, regardless of its actual operating performance. As a result, our common stock may trade at prices significantly below the price at which shares were purchased.

In addition, the stock markets, including Nasdaq, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, we could incur substantial costs and use significant resources, and the attention of management could be diverted from our business.